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                                                                   Exhibit 23.1

                       CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated December 19, 1996, accompanying the financial statements and schedules of Pomeroy Computer Resources, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

GRANT THORNTON LLP

\s\ Grant Thornton LLP

Cincinnati, Ohio
February 5, 1997